EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
~ Q4 Revenues Up 32%; Appoints Technology Services Veteran and IoT Executive Romil Bahl to Board of Directors ~

ST. LOUIS (February 24, 2022) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter and year ended December 31, 2021.

Financial Highlights

For the quarter ended December 31, 2021:

•Revenues increased 32% to $214.7 million from $162.6 million in the fourth quarter of 2020;
•Net income decreased 46% to $4.5 million from $8.4 million in the fourth quarter of 2020, primarily as a result of loss on extinguishment of debt;
•GAAP earnings per share results on a fully diluted basis decreased 50% to $0.13 from $0.26 in the fourth quarter of 2020, primarily as a result of the decrease in net income;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 32% to $1.00 from $0.76 in the fourth quarter of 2020; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 36% to $47.7 million from $35.0 million in the fourth quarter of 2020.

For the year ended December 31, 2021:
•Revenues increased 24% to $761.0 million from $612.1 million in 2020;
•Net income increased 73% to $52.1 million from $30.2 million in 2020;
•GAAP earnings per share results on a fully diluted basis increased 61% to $1.50 from $0.93 in 2020, primarily as a result of the increase in net income;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 40% to $3.50 from $2.50 in 2020; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 40% to $162.9 million from $116.3 million in 2020.

“The fourth quarter capped a banner year for Perficient in which we gained prominent and long-term net new customers, expanded relationships and took market share at existing customers, and outperformed even our most optimistic expectations,” said Jeffrey Davis, chairman and CEO. “Digital transformation spending is accelerating just as Perficient is moving forward into a truly global, next-generation service provider routinely competing with, and beating, the largest consultancies on the planet. Perficient’s upside has never been stronger.”

Other Highlights

Among other recent achievements, Perficient:

•In November 2021, completed a private offering of $380 million aggregate principal amount of 0.125% Convertible Senior Notes due 2026;
•Approved the appointment of Romil Bahl, chief executive officer at KORE Wireless (NYSE: KORE), a Connectivity as a Service (CaaS) provider, to its Board of Directors, to be effective as of February 25, 2022;
•For the second year in a row, was recognized as a “Leader” in the 2022 Global Outsourcing 100 by the International Association of Outsourcing Professionals (IAOP), naming Perficient one of the world's best outsourcing service providers and advisors;
•Announced that an additional 50 graduates from Bright Paths, a Perficient program that fully funds rigorous technology training for underrepresented and underserved constituencies, were hired by Perficient;

•Entered into a partnership with Latin American robot-building team, RioBotz, and their fighting robot, “Minotaur,” which is currently competing on the 2021-2022 season of BattleBots on Discovery Channel;
•Received the 2021 HCL Commerce Partner of the Year award, recognizing excellence in commerce transformation and solution delivery;
•Created the Perficient Giving Employee Resource Group (ERG), a global community of like-minded colleagues focused on inspiring action and generosity while capturing and celebrating the time, talent and treasure our colleagues and company commit to helping those in need;
•Was named in the “Forrester Now Tech: Modern Application Development Services, Q1 2022” report as a recognized service provider that can work collaboratively with clients to create, transform, modernize, and deliver modern applications; and
•Was named a 2021 Top Workplace by the Detroit Free Press and the Houston Chronicle and a 2022 Best Place to Work For by Built In Boston, adding to recent best workplace distinctions awarded in St. Louis, Atlanta, Chicago, Southern California, and Minnesota.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its first quarter 2022 revenue to be in the range of $218 million to $221 million. First quarter GAAP earnings per share is expected to be in the range of $0.64 to $0.67. First quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.92 to $0.95.

Perficient is providing full year 2022 revenue guidance in the range of $900 million to $940 million, 2022 GAAP earnings per share guidance in the range of $2.94 to $3.09 and 2022 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance in the range of $4.18 to $4.33.

Conference Call Details

Perficient will host a conference call regarding fourth quarter financial results today at 11 a.m. Eastern.

WHAT: Perficient Reports Fourth Quarter and Full Year 2021 Results
WHEN: Feb. 24, 2022, at 11 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 6594268
REPLAY TIMES: Feb. 24, 2022, at 2 p.m. Eastern, through Thursday, March 3, 2022, at 2 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 6594268

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2022. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and other securities filings, and the following, many of which are, or may be, amplified by the novel coronavirus (COVID-19) pandemic:

(1)the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)the impact of the general economy and economic and political uncertainty on our business;
(3)the impact of the COVID-19 pandemic on our business;
(4)risks associated with potential changes to federal, state, local and foreign laws, regulations, and policies;
(5)risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. effectively competing in a highly competitive market;
c. risks from international operations including fluctuations in exchange rates;
d. adapting to changes in technologies and offerings;
e. obtaining favorable pricing to reflect services provided;
f. risk of loss of one or more significant software vendors;
g. maintaining a balance of our supply of skills and resources with client demand;
h. changes to immigration policies;
i. protecting our clients’ and our data and information;
j. changes to tax levels, audits, investigations, tax laws or their interpretation;
k. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; and
l. maintaining effective internal controls;
(6)risks associated with managing growth organically and through acquisitions;
(7)risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(8)legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(9)the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Services excluding reimbursable expenses	$210,253	$158,917	$748,045	$599,473
Reimbursable expenses	3,545	2,673	10,677	10,110
Total services	213,798	161,590	758,722	609,583
Software and hardware	932	964	2,305	2,550
Total revenues	214,730	162,554	761,027	612,133

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	128,715	97,536	459,414	373,057
Stock compensation	2,596	2,111	9,399	7,666
Total cost of revenues	131,311	99,647	468,813	380,723

Selling, general and administrative	38,297	30,028	138,758	122,803
Stock compensation	3,403	2,984	13,661	11,872
Total selling, general and administrative	41,700	33,012	152,419	134,675

Depreciation	1,716	1,437	6,398	5,430
Amortization	5,751	7,300	23,453	22,857
Acquisition costs	2,482	18	3,814	3,675
Adjustment to fair value of contingent consideration	152	5,726	198	9,519
Income from operations	31,618	15,414	105,932	55,254

Net interest expense	3,908	3,333	14,052	10,128
Loss on debt extinguishment	28,746	200	28,996	4,537
Net other expense	167	277	401	260
(Loss) income before income taxes	(1,203)	11,604	62,483	40,329
Income tax (benefit) provision	(5,732)	3,183	10,392	10,148

Net income	$4,529	$8,421	$52,091	$30,181

Basic net income per share	$0.14	$0.27	$1.62	$0.95
Diluted net income per share	$0.13	$0.26	$1.50	$0.93
Shares used in computing basic net income per share	33,027	31,773	32,202	31,793
Shares used in computing diluted net income per share	35,902	32,541	34,670	32,516

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share information)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$24,410	$83,204
Accounts receivable, net	177,602	133,085
Prepaid expenses	5,400	5,575
Other current assets	7,296	4,646
Total current assets	214,708	226,510
Property and equipment, net	14,747	11,902
Operating lease right-of-use assets	33,353	38,539
Goodwill	515,229	427,928
Intangible assets, net	81,277	63,571
Other non-current assets	23,258	17,311
Total assets	$882,572	$785,761

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,074	$25,613
Other current liabilities	93,877	103,267
Total current liabilities	119,951	128,880
Long-term debt, net	326,126	183,624
Operating lease liabilities	23,898	29,098
Other non-current liabilities	47,832	50,081
Total liabilities	517,807	391,683
Stockholders' equity:
Preferred stock	—	—
Common stock	53	50
Additional paid-in capital	423,235	459,866
Accumulated other comprehensive (loss) income	(5,843)	3,746
Treasury stock	(324,412)	(289,225)
Retained earnings	271,732	219,641
Total stockholders' equity	364,765	394,078
Total liabilities and stockholders' equity	$882,572	$785,761

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On November 9, 2021, Perficient issued $380.0 million aggregate principal amount of 0.125% Convertible Senior Notes due 2026, on August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025, and on September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “2026 Notes,” “2025 Notes,” and “2023 Notes,” respectively, and together, the “Notes”) in private placements to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discounts are being amortized to interest expense over the period from the issuance dates through the respective contractual maturity dates. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Loss on Extinguishment of Debt
Perficient repurchased its 2023 Notes in 2020 and 2021 and partially repurchased its 2025 Notes in 2021, which resulted in a loss on extinguishment of debt. Perficient believes that excluding this loss from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the Company’s business performance.

Foreign Exchange Loss (Gain)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in net other expense (income) in our consolidated statements of operations. As our operations expand into countries outside of the United States, and in particular as a result of our 2021 acquisition of Izmul S.A. and its subsidiaries (“Overactive”), based in Argentina, Chile, Colombia, Puerto Rico, and Uruguay, and our 2020 acquisition of Productora de Software S.A.S., based in Colombia, foreign exchange gains and losses have and will become increasingly material. Perficient believes that excluding these gains and losses from its non-GAAP financial measures is useful to investors because foreign exchange gains and losses will vary as the underlying currencies fluctuate, which makes it difficult to compare current and historical results.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude the shares that are issuable upon conversions of the Notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in November 2021, August 2020, and September 2018 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP Net Income	$4,529	$8,421	$52,091	$30,181
Adjustments:
Income tax (benefit) provision	(5,732)	3,183	10,392	10,148
Amortization	5,751	7,300	23,453	22,857
Acquisition costs	2,482	18	3,814	3,675
Adjustment to fair value of contingent consideration	152	5,726	198	9,519
Amortization of debt discount and issuance costs	3,330	2,510	11,014	6,855
Loss on extinguishment of debt	28,746	200	28,996	4,537
Foreign exchange loss	167	275	424	267
Stock compensation	5,999	5,095	23,060	19,538
Adjusted Net Income Before Tax	45,424	32,728	153,442	107,577
Adjusted income tax (1)	10,811	7,920	37,593	26,356
Adjusted Net Income	$34,613	$24,808	$115,849	$81,221

GAAP Earnings Per Share (diluted)	$0.13	$0.26	$1.50	$0.93
Adjusted Earnings Per Share (diluted)	$1.00	$0.76	$3.50	$2.50

Shares used in computing GAAP Earnings Per Share (diluted)	35,902	32,541	34,670	32,516
Dilution offset from convertible note hedge transactions	(1,383)	(34)	(1,564)	(52)
Shares used in computing Adjusted Earnings Per Share (diluted)	34,519	32,507	33,106	32,464

(1) The estimated adjusted effective tax rate of 23.8% and 24.2% for the three months ended December 31, 2021 and 2020, respectively, and 24.5% for the twelve months ended December 31, 2021 and 2020, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP Net Income	$4,529	$8,421	$52,091	$30,181
Adjustments:
Income tax (benefit) provision	(5,732)	3,183	10,392	10,148
Net interest expense	3,908	3,333	14,052	10,128
Net other expense	167	277	401	260
Depreciation	1,716	1,437	6,398	5,430
Amortization	5,751	7,300	23,453	22,857
Acquisition costs	2,482	18	3,814	3,675
Adjustment to fair value of contingent consideration	152	5,726	198	9,519
Loss on extinguishment of debt	28,746	200	28,996	4,537
Stock compensation	5,999	5,095	23,060	19,538
Adjusted EBITDA (1)	$47,718	$34,990	$162,855	$116,273

(1) Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q1 2022		Full Year 2022
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.64	$0.67	$2.94	$3.09
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.41	0.41	1.63	1.64
Tax effect of reconciling items	(0.13)	(0.13)	(0.39)	(0.40)
Adjusted EPS	$0.92	$0.95	$4.18	$4.33

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt issuance costs, loss on extinguishment of debt, foreign exchange gains and losses, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Upon adoption of Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) on January 1, 2022, the Company will no longer record amortization of debt discount as a result of accounting for the convertible debt instrument as a single liability measured at its amortized cost. Perficient currently expects its Q1 2022 and full year 2022 GAAP effective income tax rate to be approximately 19% and 25%, respectively. The Company’s estimates of GAAP and adjusted fully diluted shares for 2022 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions, changes in share price and the potential impact from the conditional conversion features of our debt.

(in millions)	Q1 2022 (2)	Full Year 2022 (2)
GAAP Fully Diluted Shares (3)	36.9	36.6
Non-GAAP adjustment (4):
Dilution offset from convertible note hedge transactions	(2.5)	(2.2)
Adjusted Fully Diluted Shares	34.4	34.4

(2) The calculation of fully diluted shares assumes an average share price of $108 per share for the three months ending March 31, 2022, and $117 per share for the twelve months ending December 31, 2022, provided, however, that Perficient makes no prediction as to what its actual stock price will be for such period or any other period.
(3) Upon adoption of ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) on January 1, 2022, the Company will prospectively utilize the if-converted method to calculate the impact of convertible instruments on GAAP diluted earnings per share.
(4) Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that shares relating to the principal amount of our convertible notes will be paid in cash and any excess will be offset by the convertible note hedge transactions entered into in August 2020 and November 2021.